                                                              Exhibit 1

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

FINANCIAL STATEMENTS AS OF AND FOR THE YEARS
ENDED DECEMBER 31, 2003 AND 2002, AND
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

TABLE OF CONTENTS

PAGE
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	3
FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002:
Statements of Net Assets Available for Benefits	4
Statements of Changes in Net Assets Available for Benefits	5
NOTES TO THE FINANCIAL STATEMENTS	6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Employee Benefit Committee of PG&E Corporation
and Participants of the PG&E Corporation Retirement Savings Plan:

We have audited the accompanying statements of net assets available for benefits of the PG&E Corporation Retirement Savings Plan (the Plan) as of December 31, 2003 and 2002, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2003 and 2002, and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

San Francisco, California

June 25, 2004

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
(in thousands)

	As of December 31,

	2003	2002

ASSETS
Investment in Master Trust	$1,997,412	$1,494,389

LIABILITIES	-	-

NET ASSETS AVAILABLE FOR BENEFITS	$1,997,412	$1,494,389

See accompanying Notes to the Financial Statements.

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
(in thousands)

Year ended December 31,

2003		2002

ADDITIONS TO NET ASSETS ATTRIBUTABLE TO:
Investment Income:
Plan interest in Master Trust investment income	$474,948	$-
Contributions:
Employer	32,776	33,063
Participant	66,419	64,984

Total contributions	99,195	98,047

Total additions	574,143	98,047

DEDUCTIONS FROM NET ASSETS ATTRIBUTABLE TO:
Investment Loss:
Plan interest in Master Trust investment loss	-	222,037
Distributions and expenses:
Benefit distributions to participants	78,937	61,997
Administrative expenses	171	124

Total distributions and expenses	79,108	62,121

Total deductions	79,108	284,158

NET INCREASE (DECREASE) BEFORE ASSET TRANSFERS	495,035	(186,111)

Asset transfers, net	7,988	10,641

NET INCREASE (DECREASE)	503,023	(175,470)

NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of year	1,494,389	1,669,859

End of year	$1,997,412	$1,494,389

See accompanying Notes to the Financial Statements.

PG&E CORPORATION
RETIREMENT SAVINGS PLAN

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1: DESCRIPTION OF PLAN

The following is a brief description of the PG&E Corporation Retirement Savings Plan, or RSP. The RSP Plan document, or Plan Document, provides a more complete description of the plan's provisions.

General - The RSP is a defined contribution plan covering nonunion and certain union employees of PG&E Corporation and all companies owned by PG&E Corporation, collectively, PG&E Corporation Group, as designated by the Employee Benefit Committee, or EBC. The RSP is subject to the provisions of the Employee Retirement Income Security Act of 1974, or ERISA, as amended.

The Board of Directors of PG&E Corporation established the EBC to have oversight over the financial management of affiliated company funded employee benefit plans. The EBC provides corporate governance and administrative oversight on behalf of the RSP. The EBC retains Fidelity Management Trust Company as the Trustee of the RSP.

The RSP participates with the PG&E Corporation Retirement Savings Plan for Union-Represented Employees, or Union RSP, in the PG&E Corporation Retirement Savings Plan Master Trust, or Master Trust, which holds the investment assets of both plans.

Eligibility - Nonunion and certain union employees of the PG&E Corporation Group are eligible to participate in the RSP, as defined by the Plan Document.

Contributions - Participating employees may elect to contribute, through payroll deductions, from 1 to 20 percent of their covered compensation, as defined in the Plan Document, or Covered Compensation. The maximum payroll deduction was increased to 20 percent, from 16 percent, effective October 1, 2003. Participating employee's Covered Compensation for purposes of the RSP is limited by the Internal Revenue Code, or the Code, to $200,000 for the 2003 and 2002 plan years. These elective contributions can be on a pre-tax basis, on an after-tax basis, or on a combination of both pre-tax and after-tax basis.

Participants may also contribute amounts representing distributions from other qualified plans into the RSP.

Pre-tax contributions, employer contributions and any amounts contributed by participants that represent distributions from other qualified plans, are not subject to federal or state income taxes until withdrawn or distributed from the RSP, as set forth by the regulations in the Code.

As provided by the Code, employee pre-tax contributions may not exceed $12,000 for the 2003 plan year, and $11,000 for the 2002 plan year. All RSP contributions, including pre-tax and after-tax participant contributions and all employer contributions, may not exceed the lesser of 100 percent of the participant's Covered Compensation or $40,000 for each of the 2003 and 2002 plan years. In addition, participants age 50 and older are permitted to make an additional catch-up deferral contribution of between 1 and 20 percent of the participant's Covered Compensation on a pre-tax basis up to a maximum of $2,000 for the 2003 plan year and $1,000 for the 2002 plan year.

There are two types of employer contributions - matching employer contributions and basic employer contributions:

  Participants who are not accruing service under a defined benefit retirement plan in which their employer participates, receive a basic employer contribution of 5 percent of Covered Compensation plus, after one year of service, a matching employer contribution of 100 percent of their elective employee contributions up to 5 percent of Covered Compensation.
  Participants who are accruing service under a defined benefit plan in which their employer participates do not receive a basic employer contribution. Such participants receive matching employer contributions of 75 percent of their elective employee contributions up to 3 percent of Covered Compensation for employees with one to three years of service and up to 6 percent of Covered Compensation for employees with three or more years of service.

Participant Accounts - Individual accounts are maintained for each participant in the RSP and each account is credited with the employee's elective contributions, employer contributions and an allocation of the investments net earnings (loss) and certain investment management fees. Allocations of earnings (loss) and fees are based on participant account balances as defined in the Plan Document.

Vesting - Employer contributions and participant elective contributions and their related accumulated earnings and losses are 100 percent vested at all times.

Investment Options - The EBC is responsible for the selection of the RSP's investment fund managers and the selection of the range of investment options but not the selection of the underlying investment funds. Neither the EBC nor any of the companies within the PG&E Corporation Group is involved in the investment funds' day-to-day investment operations. Individual participants designate the way in which their contributions and employer basic contributions are invested and may change their investment designation at any time. Employer matching contributions are initially invested in the PG&E Corporation Stock Fund, but participants may reallocate the employer match to the other investment options once it has been credited to their account. The following investment funds were available to the participants as of December 31, 2003 and 2002:

  PG&E Corporation Stock Fund - This fund invests in PG&E Corporation common stock. It also invests in short-term investments (approximately 1 to 5 percent of total investments) to meet daily liquidity requirements. This fund is designed to provide participants with an opportunity to own part of PG&E Corporation.

The RSP contains an Employee Stock Ownership Plan. This enables the RSP to pay any dividends when declared on the PG&E Corporation Stock Fund directly to participants. Participants may elect to receive their dividends earned from this fund in cash, reinvest their dividends earned from this fund back into the fund, or a combination of both.
  RSP Bond Index Fund - This fund seeks to match the performance of the Lehman Brothers Aggregate Bond Index, a benchmark representing the broad, intermediate maturity investment grade U.S. bond market.
  RSP Small Company Stock Index Fund - This fund seeks to match the performance of the Russell Special Small Company Index, a benchmark representing the mid- and small- capitalization sectors of the U.S. stock market.
  RSP Large Company Stock Index Fund - This fund seeks to match the performance of the Standard & Poor's 500 Index, a benchmark representing the large capitalization U.S. stock market.
  RSP International Stock Index Fund - This fund seeks to match the performance of the Morgan Stanley Capital International, Europe, Australasia, and Far East Index, a benchmark representing the large-capitalization sectors of approximately 20 developed stock markets outside of the United States.
  RSP Stable Value Fund - This fund aims to provide safety of principal and liquidity. The fund invests in high-quality short-term notes, and investment contracts are applied to protect the principal value.
  RSP Conservative Asset Allocation Fund - This fund is a portfolio of commingled stock and bond funds that invests approximately 60 percent in the Bond Index Fund, 30 percent in the Large Company Stock Index Fund, 5 percent in the Small Company Stock Index Fund, and 5 percent in the International Stock Index Fund.
  RSP Moderate Asset Allocation Fund - This fund is a portfolio of commingled stock and bond funds that invests approximately 40 percent in the Bond Index Fund, 42 percent in the Large Company Stock Index Fund, 8 percent in the Small Company Stock Index Fund, and 10 percent in the International Stock Index Fund.
  RSP Aggressive Asset Allocation Fund - This fund is a portfolio of commingled stock and bond funds that invests approximately 20 percent in the Bond Index Fund, 55 percent in the Large Company Stock Index Fund, 10 percent in the Small Company Stock Index Fund, and 15 percent in the International Stock Index Fund.

The RSP also offers participants a broad array of approximately 150 mutual fund options that represent a variety of investment styles and categories from more than 20 investment companies.

Participant Loans - Participants may borrow from their account a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50 percent of the market value of the participant's account balance. Loans for general purposes have terms ranging up to five years and loans for the purchase of a primary residence have terms ranging up to 15 years. The loans are secured by the balance in the participant's account and bear interest at a rate equal to the prime rate plus 1 percent, as determined by the Trustee, for the month in which the loan is requested. The rate is set when participants apply for a loan and remains fixed throughout the duration of the loan term. Principal and interest are paid primarily through payroll deductions. Principal and related loan interest payments are returned to the participant's account. Participants may have up to three outstanding loans at any time.

Benefits - Upon termination of service from any company within the PG&E Corporation Group, a participant may elect to receive an amount equal to the participant's account balance. The form of payment may be a single lump-sum distribution, periodic payments, or a partial distribution with the remainder paid later. Participants may also elect to roll their account balances into another qualified plan or account. Participants whose account balance is $5,000 or less must take a lump-sum distribution of their account balance. In the event of a participant's death, the participant's beneficiaries will receive the value of the participant's account balance in a lump sum payment except as provided in the Plan Document. Participants must take a minimum distribution from the RSP by April 1 of the calendar year following the year in which they reach the age 70-1/2.

Withdrawals - Except upon death, total disability, termination or retirement, withdrawal of participant account balances requires approval of the Trustee. Hardship withdrawals and certain in-service withdrawals are permitted subject to plan provisions.

Administrative Expenses - The costs of administering the RSP, including fees and certain expenses of the Trustee are shared by the participating companies. Investment management fees are paid by participants. The fees paid by participants reduce the investment return reported and are credited to participants.

Voting Rights - Each participant is entitled to exercise voting rights attributable to the equivalent shares allocated to the participant's account in the PG&E Corporation Stock Fund and is notified by the Trustee prior to the time that such rights are to be exercised. The Trustee is not permitted to vote any share for which a participant has not given instructions. However, the Trustee is required to vote any unallocated shares on behalf of the collective best interest of the RSP participants and beneficiaries.

Plan Termination - PG&E Corporation's Board of Directors reserves the right to amend or terminate the Plan at any time subject to the provisions of ERISA. In the event that the RSP is terminated, participants will receive full payment of the balance in their accounts. No plan assets may revert to PG&E Corporation or any company within the PG&E Corporation Group.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates - The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and changes therein, and the disclosure of contingencies. Actual results could differ from these estimates.

Investment Valuation and Income Recognition - A participant's interest in the investment funds is represented by participation units allocated on the basis of contributions and assigned a unit value on the basis of the total value of each fund.

The RSP's investments (except for interest in the Stable Value Fund and Participant Loans) are stated at fair value based on published market quotations. Fair value for participation units is determined by quoted prices in active markets on the last business day of the plan year. The RSP values investments in the Stable Value Fund and Participant Loans at cost plus accumulated and unpaid interest.

Certain Plan investments funds are portfolios of stock and bond funds. The portfolios in these investment funds are re-balanced at the beginning of each month based on a pre-determined asset allocation, as outlined in Investment Options in Note 1. The RSP's investments essentially matched their target mixes as of December 31, 2003.

Interest income, dividends, investment management fees where appropriate, and the net appreciation or depreciation in the fair value of the investments are allocated to the participant's account each day based upon their proportional share of the fund balance.

Interest income is recognized as it is earned; dividends are recorded on the ex-dividend date.

Net appreciation (depreciation) in the fair value of the RSP investments consists of: (1) the net change in unrealized appreciation (depreciation) on investments held during the year, and (2) the realized gain or loss recognized on the sale of investments during the year.

Purchases and sales of securities are recorded on a trade date basis. Realized gains and losses from security transactions are reported on the average cost basis.

Financial Investments with Off-Balance Sheet Risk - The EBC adopted a "Position Statement on Risk Management" that applies to the RSP. This statement recognizes that guidelines for certain plan investment managers allow the use of derivatives to achieve investment objectives. It is the investment manager's responsibility to understand the potential impact of derivatives on the total portfolio under various market risk scenarios, and to comply with these guidelines. As with other marketable securities, all derivatives are in the custody of the Trustee and are valued daily. As of and during the years ended December 31, 2003 and 2002, the RSP and the Master Trust held no investments in derivatives.

Payment of Benefits - Benefit payments to participants are recorded upon distribution.

NOTE 3: INVESTMENTS

The RSP's investment funds are managed by the Trustee or an investment manager, who has discretionary investment authority over the funds. These RSP investment funds consist of various underlying investments.

The RSP utilizes various investment instruments, including mutual funds and common stock. Investment securities, in general, are exposed to various risks, such as interest rate, credit, and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the financial statements.

The net assets and related investment fund balances of the Master Trust and the RSP's allocated share of such amounts are as follows (in thousands):

	As of December 31,

	2003	2002

PG&E Corporation Stock Fund (1)	$593,804	$308,580
RSP Bond Index Fund	114,084	109,716
RSP Small Company Stock Index Fund	145,807	74,752
RSP Large Company Stock Index Fund	835,002	562,252
RSP International Stock Index Fund	82,007	43,323
Mutual Fund Window Funds	224,769	163,876
Money Market Funds	19,076	22,357

Investments at Fair Value	2,014,549	1,284,856
Investments at Cost
RSP Stable Value Fund	488,289	414,298
Participant Loans	26,019	21,862

Total Investments	$2,528,857	$1,721,016

Investments:
RSP	$1,997,412	$1,494,389
Union RSP	531,445	226,627

Total All Plans	$2,528,857	$1,721,016

(1) Includes non-participant directed amounts.

The net investment gain (loss) of the Master Trust by major category and the RSP's allocated share of such amounts are as follows (in thousands):

	Year ended December 31,

	2003	2002

Net appreciation (depreciation) in fair value of investments:
PG&E Corporation Stock Fund (1)	$280,473	$(62,180)
RSP Bond Index Fund	3,796	6,493
RSP Small Company Stock Index Fund	33,686	(17,477)
RSP Large Company Stock Index Fund	173,541	(180,762)
RSP International Stock Index Fund	19,465	(5,695)
Mutual Fund Window Funds	35,197	(18,534)
Stable Value Fund	18,018	18,885

Net appreciation (depreciation) in fair value of investments	564,176	(259,270)

Interest income	410	3
Dividends	5,249	5,133
Other investment income	1,516	1,734

Total investment income (loss)	$571,351	$(252,400)

Investment Income (Loss):
RSP	$474,948	$(222,037)
Union RSP	96,403	(30,363)

Total	$571,351	$(252,400)

(1) Includes non-participant directed amounts.

NOTE 4: ASSET TRANSFERS IN, NET

Net asset transfers in from other qualified plans amounted to approximately $8 million for the year ended December 31, 2003, and approximately $10.6 million, for the year ended December 31, 2002.

NOTE 5: RELATED-PARTY TRANSACTIONS

Certain RSP investments, including investments held in the Master Trust, are shares of funds managed by the Trustee. The RSP also invests in PG&E Corporation common stock. These transactions qualify as party-in-interest transactions.

The party-in-interest transactions comprised the following investments (in thousands):

	Year ended December 31,

	2003	2002

PG&E Corporation Stock Fund	$431,410	$255,140
Fidelity managed funds	252,660	172,777

Total party-in-interest investments	$684,070	$427,917

NOTE 6: FEDERAL INCOME TAX STATUS

The Internal Revenue Service, or IRS, had ruled that the RSP is a qualified tax-exempt plan under Section 401(a) and Section 409(a) of the Code and the trust forming a part thereof is exempt under Section 501(a) of the Code. Accordingly, no provision for federal income taxes has been recorded in the Plan's financial statements. Furthermore, participating employees are not liable for federal income tax on amounts allocated to their accounts attributable to: (1) employee 401(k) contributions, (2) reinvested dividends, earnings, and interest income on both 401(k) contributions and non-401(k) contributions, or (3) employer contributions, until the time that they withdraw such amounts from the Plan.

The Corporation received a favorable tax determination letter from the IRS on April 25, 2000 and March 3, 2003. Accordingly, the Corporation believes that the RSP is designed and continues to operate in accordance with the applicable requirements of the Code.

NOTE 7: CHAPTER 11 BANKRUPTCY FILINGS

On April 6, 2001, Pacific Gas and Electric Company, or the Utility, filed a voluntary petition for relief under the provisions of Chapter 11 of the U. S. Bankruptcy Code, or Chapter 11, in the United States Bankruptcy Court for the Northern District of California. On April 12, 2004, the Utility's plan of reorganization under Chapter 11 became effective, at which time the Utility emerged from bankruptcy.

The Utility's bankruptcy filing had no effect on the RSP in 2003 and 2002.

On July 8, 2003, PG&E National Energy Group, Inc., or PG&E NEG and certain of its subsidiaries filed voluntary petitions for relief under the provisions of Chapter 11 in the U.S. Bankruptcy Court, or Bankruptcy Court, for the District of Maryland, Greenbelt Division. On October 3, 2003, the Bankruptcy Court authorized PG&E NEG to change its name to National Energy & Gas Transmission, Inc., or NEGT. NEGT and its subsidiaries' Chapter 11 filings had no effect on the RSP in 2003.

NOTE 8: SUBSEQUENT EVENT

On April 12, 2004 as a result of the NEGT's Chapter 11 filing, plan assets for certain participants were transferred from the RSP to the National Energy & Gas Transmission, Inc. 401(k) Retirement Savings Plan, or NEGT RSP. The NEGT RSP is administered and sponsored by NEGT. Approximately $256 million of assets were transferred to the NEGT RSP.

On May 3, 2004 NEGT's plan of reorganization was confirmed by the bankruptcy court. The effective date is contingent upon certain conditions being met within 90 days following the plan confirmation.

******

PG&E CORPORATION
RETIREMENT SAVINGS PLAN
FOR UNION-REPRESENTED EMPLOYEES

FINANCIAL STATEMENTS AS OF AND FOR THE

YEARS ENDED DECEMBER 31, 2003 AND 2002, AND
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PG&E CORPORATION
RETIREMENT SAVINGS PLAN FOR
UNION-REPRESENTED EMPLOYEES

TABLE OF CONTENTS

PAGE

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	2

FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002:
Statements of Net Assets Available for Benefits	3
Statements of Changes in Net Assets Available for Benefits	4
NOTES TO THE FINANCIAL STATEMENTS	5

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Employee Benefit Committee of PG&E Corporation
and Participants of the PG&E Corporation Retirement Savings Plan
for Union-Represented Employees:

We have audited the accompanying statements of net assets available for benefits of the PG&E Corporation Retirement Savings Plan for Union-Represented Employees (the Plan) as of December 31, 2003 and 2002, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2003 and 2002, and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

San Francisco, California

June 25, 2004

PG&E CORPORATION
RETIREMENT SAVINGS PLAN FOR
UNION-REPRESENTED EMPLOYEES

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

(in thousands)

	As of December 31,

	2003	2002

ASSETS

Investment in Master Trust	$531,445	$226,627

LIABILITIES	-	-

NET ASSETS AVAILABLE FOR BENEFITS	$531,445	$226,627

See accompanying Notes to the Financial Statements.

PG&E CORPORATION
RETIREMENT SAVINGS PLAN FOR
UNION-REPRESENTED EMPLOYEES

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

(in thousands)

	Year ended December 31,

	2003	2002

ADDITIONS TO NET ASSETS ATTRIBUTABLE TO:
Investment Income:
Plan interest in Master Trust investment income	$96,403	$-
Contributions:
Employer	3,170	2,484
Participant	13,844	10,879

Total contributions	17,014	13,363

Total additions	$113,417	$13,363

DEDUCTIONS FROM NET ASSETS ATTRIBUTABLE TO:
Investment Loss:
Plan interest in Master Trust investment loss	-	30,363
Distributions and expenses:
Benefit distributions to participants	14,713	8,894
Administrative expenses	18	23

Total distributions and expenses	14,731	8,917

Total deductions	14,731	39,280

NET INCREASE (DECREASE) BEFORE ASSET TRANSFERS	98,686	(25,917)

Asset transfers, net	206,132	8,110

NET INCREASE (DECREASE)	304,818	(17,807)

NET ASSETS AVAILABLE FOR BENEFITS:
Beginning of year	226,627	244,434

End of year	$531,445	$226,627

See accompanying Notes to the Financial Statements.

PG&E CORPORATION
RETIREMENT SAVINGS PLAN FOR
UNION-REPRESENTED EMPLOYEES

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1: DESCRIPTION OF PLAN

The following is a brief description of the PG&E Corporation Retirement Savings Plan for Union-Represented Employees, or Union RSP. The Union RSP Plan document, or Plan Document, provides a more complete description of the plan's provisions.

General - The Union RSP is a defined contribution plan covering certain union employees of PG&E Corporation and all companies owned by PG&E Corporation, collectively, PG&E Corporation Group, as designated by the Employee Benefit Committee, or EBC. Pacific Gas and Electric Company and Gas Transmission Northwest Corporation, or GTN, formerly PG&E Gas Transmission Northwest Corporation, have participants in this plan. The Union RSP is subject to the provisions of the Employee Retirement Income Security Act of 1974, or ERISA, as amended.

The Board of Directors of PG&E Corporation established the EBC to have oversight over the financial management of affiliated company funded employee benefit plans. The EBC provides corporate governance and administrative oversight on behalf of the Union RSP. The EBC retains Fidelity Management Trust Company as the Trustee of the Union RSP.

PG&E Corporation established the Union RSP on April 2, 2000 with a transfer of assets from certain other qualified plans sponsored by the PG&E Corporation Group. Further on June 3, 2002, assets from the PG&E Gas Transmission Northwest Corporation Savings Fund Plan for Non-Management Employees and Trust, of approximately $9 million, were transferred into the Union RSP. On October 1, 2003, assets from the Pacific Gas and Electric Company Savings Fund Plan for Union Represented Employees, of approximately $204 million, were transferred into the Union RSP. The Union RSP participates with the PG&E Corporation Retirement Savings Plan, or RSP, in the PG&E Corporation Retirement Savings Plan Master Trust, or Master Trust, which holds the investment assets of both plans.

Eligibility - Certain union employees of the PG&E Corporation Group are eligible to participate in the Union RSP, as defined by the Plan Document.

Contributions - Participating employees may elect to contribute, through payroll deductions, from 1 to 20 percent of their covered compensation, as defined in the Plan Document, or Covered Compensation. The maximum payroll deduction was increased to 20 percent, from 16 percent, effective October 1, 2003. Participating employee's Covered Compensation for purposes of the Union RSP is limited by the Internal Revenue Code, or the Code to $200,000 for the 2003 and 2002 plan years. These elective contributions can be on a pre-tax basis, on an after-tax basis, or a combination of both pre-tax and after-tax basis.

Participants may also contribute amounts representing distributions from other qualified plans into the Union RSP.

Pre-tax contributions, employer contributions and any amounts contributed by participants that represent distributions from other qualified plans, are not subject to federal or state income taxes until withdrawn or distributed from the Union RSP, as set forth by the regulations in the Code.

As provided by the Code, employee pre-tax contributions may not exceed $12,000 for the 2003 plan year, and $11,000 for the 2002 plan year. All Union RSP contributions, including pre-tax and after-tax participant contributions and all employer contributions may not exceed the lesser of 100 percent of the participant's Covered Compensation or $40,000 for each of the 2003 and 2002 plan years. In addition, as provided by the Code, participants aged 50 and older are permitted to make an additional catch-up deferral contribution of between 1 and 20 percent of the participant's Covered Compensation on a pre-tax basis up to a maximum of $2,000 for the 2003 plan year and $1,000 for the 2002 plan year.

Matching employer contributions are made on behalf of all eligible employees who elect to contribute to the Union RSP. Effective October 1, 2003, matching employer contributions for eligible employees are made in the following percentages according to years of service:

Length of Service	Matching Employer Contribution
Less than 1 year of service	No employer match.
1 year but less than 3 years of service	50 percent of the eligible employee's pre-tax and/or after-tax contributions up to 3 percent of the eligible employee's Covered Compensation.
3 years of service or more	50 percent of the employee's pre-tax and/or after-tax contributions up to 6 percent of the eligible employee's Covered Compensation.

Matching employer contributions of 50 percent of the employee's elective contribution up to 6 percent of the employee's Covered Compensation are made on behalf of the eligible employees of GTN, with at least one year of service.

Participant Accounts - Individual accounts are maintained for each participant in the Union RSP and each account is credited with the employee's elective contributions, employer contributions and an allocation of the investment's net earnings (loss) and certain investment management fees. Allocations of earnings (loss) and fees are based on participant account balances as defined in the Plan Document.

Vesting - Employer contributions and participant elective contributions and their related accumulated earnings and losses are 100 percent vested at all times.

Investment Options - The EBC is responsible for the selection of the Union RSP's investment fund managers and the selection of the range of investment options but not the selection of the underlying investment funds. Neither the EBC nor any of the companies within the PG&E Corporation Group is involved in the investment funds' day-to-day investment operations. Individual participants designate the way in which their contributions are invested and may change their investment designation at any time. Employer matching contributions are initially invested in the PG&E Corporation Stock Fund, but participants may reallocate the employer match to the other investment options once it has been credited to their account. The following investment funds were available to the participants as of December 31, 2003 and 2002:

  PG&E Corporation Stock Fund - This fund invests in PG&E Corporation common stock. It also invests in short-term investments (approximately 1 to 5 percent of total investments) to meet daily liquidity requirements. This fund is designed to provide participants with an opportunity to own part of PG&E Corporation.

The Union RSP contains an Employee Stock Ownership Plan. This enables the Union RSP to pay any dividends when declared on the PG&E Corporation Stock Fund directly to participants. Participants may elect to receive their dividends earned from this fund in cash, reinvest their dividends earned from this fund back into the fund, or a combination of both.

  RSP Bond Index Fund - This fund seeks to match the performance of the Lehman Brothers Aggregate Bond Index, a benchmark representing the broad, intermediate maturity investment grade U.S. bond market.
  RSP Small Company Stock Index Fund - This fund seeks to match the performance of the Russell Special Small Company Index, a benchmark representing the mid- and small- capitalization sectors of the U.S. stock market.
  RSP Large Company Stock Index Fund - This fund seeks to match the performance of the Standard & Poor's 500 Index, a benchmark representing the large capitalization U.S. stock market.
  RSP International Stock Index Fund - This fund seeks to match the performance of the Morgan Stanley Capital International, Europe, Australasia, and Far East Index, a benchmark representing the large-capitalization sectors of approximately 20 developed stock markets outside of the United States.
  RSP Stable Value Fund - This fund aims to provide safety of principal and liquidity. The fund is invested in high-quality short-term notes, and investment contracts are applied to protect the principal value.
  RSP Conservative Asset Allocation Fund - This fund is a portfolio of commingled stock and bond funds that invests approximately 60 percent in the Bond Index Fund, 30 percent in the Large Company Stock Index Fund, 5 percent in the Small Company Stock Index Fund, and 5 percent in the International Stock Index Fund.
  RSP Moderate Asset Allocation Fund - This fund is a portfolio of commingled stock and bond funds that invests approximately 40 percent in the Bond Index Fund, 42 percent in the Large Company Stock Index Fund, 8 percent in the Small Company Stock Index Fund, and 10 percent in the International Stock Index Fund.
  RSP Aggressive Asset Allocation Fund - This fund is a portfolio of commingled stock and bond funds that invests approximately 20 percent in the Bond Index Fund, 55 percent in the Large Company Stock Index Fund, 10 percent in the Small Company Stock Index Fund, and 15 percent in the International Stock Index Fund.

The Union RSP also offers participants a broad array of approximately 150 mutual fund options that represent a variety of investment styles and categories from more than 20 investment companies.

Participant Loans - Participants may borrow from their account a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50 percent of the market value of the participant's account balance. Loans for general purposes have terms ranging up to five years and loans for the purchase of a primary residence have terms ranging up to 15 years. The loans are secured by the balance in the participant's account and bear interest at a rate equal to the prime rate plus 1 percent, as determined by the Trustee for the month in which the loan is requested. The rate is set when participants apply for a loan and remains fixed throughout the duration of the loan term. Principal and interest are paid primarily through payroll deductions. Principal and related loan interest payments are returned to the participant's account. Participants may have up to three outstanding loans at any time.

Benefits - Upon termination of service from any company within the PG&E Corporation Group a participant may elect to receive an amount equal to the participant's account balance. The form of payment may be a single lump-sum distribution, periodic payments, or a partial distribution with the remainder paid later. Participants may also elect to roll their account balances into another qualified plan or account. Participants whose account balance is $5,000 or less must take a lump sum distribution of their account balance. In the event of a participant's death, the participant's beneficiaries will receive the value of the participant's account balance in a lump sum payment except as provided in the Plan Document. Participants must take a minimum distribution from the Union RSP by April 1 of the calendar year following the year in which they reach the age 70-1/2.

Withdrawals - Except upon death, total disability, termination or retirement, withdrawal of participant account balances requires approval of the Trustee. Hardship withdrawals and certain in-service withdrawals are permitted subject to plan provisions.

Administrative Expenses - The costs of administering the Union RSP, including fees and certain expenses of the Trustee are shared by the participating companies. Investment management fees are paid by participants. The fees paid by participants reduce the investment return reported and are credited to participants.

Voting Rights - Each participant is entitled to exercise voting rights attributable to the equivalent shares allocated to the participant's account in the PG&E Corporation Stock Fund and is notified by the Trustee prior to the time that such rights are to be exercised. The Trustee is not permitted to vote any share for which a participant has not given instructions. However, the Trustee is required to vote any unallocated shares on behalf of the collective best interest of the Union RSP participants and beneficiaries.

Plan Termination - PG&E Corporation's Board of Directors reserves the right to amend or terminate the Plan at any time subject to the provisions of ERISA. In the event the Union RSP is terminated, participants will receive full payment of the balance in their accounts. No plan assets may revert to PG&E Corporation or any company within the PG&E Corporation Group.

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates - The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions. These estimates and assumptions affect the reported amount of assets and liabilities and changes therein, and the disclosure of contingencies. Actual results could differ from these estimates.

Investment Valuation and Income Recognition - A participant's interest in the investment funds is represented by participation units allocated on the basis of contributions and assigned a unit value on the basis of the total value of each fund.

The Union RSP's investments (except for interest in the RSP Stable Value Fund and Participant Loans) are stated at fair value based on published market quotations. Fair value for units is determined by quoted prices in active markets on the last business day of the plan year. The Union RSP values investments in the RSP Stable Value Fund and Participant Loan at cost plus accumulated and unpaid interest.

Certain Plan investment funds are composed of portfolios of stock and bond funds. The portfolios in these investment funds are re-balanced at the beginning of each month based on a pre-defined asset allocation, as outlined in Investment Options in Note 1. The Plan's investments essentially matched their target mixes as of December 31, 2003.

Interest income, dividends, investment management fees where appropriate, and the net appreciation or depreciation in the fair value of the investments held by the Union RSP are allocated to the participant's account each day based upon their proportional share of the fund balances.

Interest income is recognized as it is earned; dividends are recorded on the ex-dividend date.

Net appreciation (depreciation) in the fair value of the Union RSP's investments consists of: (1) the net change in unrealized appreciation (depreciation) on investments held during the year, and (2) the realized gain or loss recognized on the sale of investments during the year.

Purchases and sales of securities are recorded on a trade date basis. Realized gains and losses from security transactions are reported on the average cost basis.

Financial Investments with Off-Balance Sheet Risk - The EBC adopted a "Position Statement on Risk Management" that applies to the Union RSP. This statement recognizes that guidelines for certain plan investment managers allow the use of derivatives to achieve investment objectives. It is the investment manager's responsibility to understand the potential impact of derivatives on the total portfolio under various market risk scenarios, and to comply with these guidelines. As with other marketable securities, all derivatives are in the custody of the Trustee and are valued daily. As of and during the years ended December 31, 2003 and 2002, the Union RSP and the Master Trust held no investments in derivatives.

Payment of Benefits - Benefit payments to participants are recorded upon distribution.

NOTE 3:  INVESTMENTS

The Union RSP's investment funds are managed by the Trustee or an investment manager, who has discretionary investment authority over the funds. These Union RSP investment funds consist of various underlying investments.

The Union RSP utilizes various investment instruments, including mutual funds and common stock. Investment securities, in general, are exposed to various risks, such as interest rate, credit, and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the financial statements.

The net assets and related investment fund balances of the Master Trust and the Union RSP's allocated share of such amounts are as follows (in thousands):

	As of December 31,

	2003	2002

PG&E Corporation Stock Fund (1)	$593,804	$308,580
RSP Bond Index Fund	114,084	109,716
RSP Small Company Stock Index Fund	145,807	74,752
RSP Large Company Stock Index Fund	835,002	562,252
RSP International Stock Index Fund	82,007	43,323
Mutual Fund Window Funds	224,769	163,876
Money Market Funds	19,076	22,357

Investments at Fair Value	2,014,549	1,284,856

Investments at Cost
RSP Stable Value Fund	488,289	414,298
Participant Loans	26,019	21,862

Total Investments	$2,528,857	$1,721,016

Investments:
Union RSP	$531,445	$226,627
RSP	1,997,412	1,494,389

Total All Plans	$2,528,857	$1,721,016

(1) Includes non-participant directed amounts.

The net investment income (loss) of the Master Trust by major category, and the Union RSP's allocated share of such amounts are as follows (in thousands):

	Year ended December 31,

	2003	2002

Net appreciation (depreciation) in fair value of investments:
PG&E Corporation Stock Fund (1)	$280,473	$(62,180)
RSP Bond Index Fund	3,796	6,493
RSP Small Company Stock Index Fund	33,686	(17,477)
RSP Large Company Stock Index Fund	173,541	(180,762)
RSP International Stock Index Fund	19,465	(5,695)
Mutual Fund Window Funds	35,197	(18,534)
Stable Value Fund	18,018	18,885

Net appreciation (depreciation) in fair value of investments	564,176	(259,270)

Interest income	410	3
Dividends	5,249	5,133
Other investment income	1,516	1,734

Total investment income (loss)	$571,351	$(252,400)

Investment Income (Loss):
Union RSP	$96,403	$(30,363)
RSP	474,948	(222,037)

Total	$571,351	$(252,400)

(1) Includes non-participant directed amounts.

NOTE 4: ASSET TRANSFERS IN, NET

Net asset transfers in from other qualified plans amounted to approximately $206 million for the year ended December 31, 2003 and approximately $8 million for the year ended December 31, 2002.

NOTE 5: RELATED-PARTY TRANSACTIONS

Certain Union RSP investments, including investments held in the Master Trust, are shares of funds managed by the Trustee. The Union RSP also invests in PG&E Corporation common stock. These transactions qualify as party-in-interest transactions.

The party-in-interest transactions comprised the following investments (in thousands):

	Year ended December 31,

	2003	2002

PG&E Corporation Stock Fund	$162,394	$53,441
Fidelity managed funds	18,113	11,950

Total party-in-interest investments	$180,507	$65,391

NOTE 6:  FEDERAL INCOME TAX STATUS

The Internal Revenue Service, or IRS had ruled that the Union RSP is a qualified tax-exempt plan under Section 401(a), 401(k) and 409(a) of the Code. Accordingly, no provision for federal income taxes has been recorded in the Plan's financial statements. Furthermore, participating employees are not liable for federal income tax on amounts allocated to their accounts attributable to: (1) employee 401(k) contributions, (2) reinvested dividends, earnings, and interest income on both 401(k) contributions and non-401(k) contributions, or (3) employer contributions, until the time that they withdraw such amounts from the Union RSP.

The Corporation received a favorable tax determination letter from the IRS on March 17, 2004. Accordingly, the Corporation believes that the Union RSP is designed and continues to operate in accordance with the applicable requirements of the Code.

NOTE 7:  CHAPTER 11 BANKRUPTCY FILING

On April 6, 2001, Pacific Gas and Electric Company, or the Utility, filed a voluntary petition for relief under the provisions of Chapter 11 of the Bankruptcy Code, or Chapter 11, in the United State Bankruptcy Court for the Northern District of California. On April 12, 2004, the Utility's plan of reorganization under Chapter 11 became effective at which time the Utility emerged from bankruptcy.

The Utility's bankruptcy filing had no effect on the Union RSP in 2003 and 2002.

On July 8, 2003, PG&E National Energy Group, Inc., or PG&E NEG and certain of its subsidiaries filed voluntary petitions for relief under the provisions of Chapter 11 in the U.S. Bankruptcy Court, or Bankruptcy Court, for the District of Maryland, Greenbelt Division. On October 3, 2003, the Bankruptcy Court authorized PG&E NEG to change its name to National Energy & Gas Transmission, Inc., or NEGT. NEGT and its subsidiaries' Chapter 11 filings had no effect on the RSP in 2003.

NOTE 8: SUBSEQUENT EVENTS

On March 1, 2004, the Pacific Gas and Electric Company Savings Fund Plan for Union Represented Employees merged into the Union RSP. On March 1, 2004 approximately $1.4 billion of assets were transferred into the Union RSP. Investment assets of the Union RSP are maintained in the PG&E Corporation Retirement Savings Plan Master Trust.

On April 12, 2004 as a result of the NEGT's Chapter 11 filing, plan assets for certain participants were transferred from the RSP to the National Energy & Gas Transmission, Inc. 401(k) Retirement Savings Plan, or NEGT RSP. The NEGT RSP is administered and sponsored by NEGT. Approximately $256 million of assets were transferred to the NEGT RSP.

On May 3, 2004 NEGT's plan of reorganization was confirmed by the bankruptcy court. The effective date is contingent upon certain conditions being met within 90 days following the plan confirmation.

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